Exhibit 3.1

AGREEMENT OF MERGER

1. The Merger.   SD Acquisition Inc., a California corporation (herein “Merging Corporation”), and a wholly owned subsidiary of Nine Mile Software, Inc. (“Parent”), shall be merged (the “Merger”) into SaveDaily.com, Inc., a California corporation (herein “Surviving Corporation”).   The Merger shall become effective upon the filing of this Agreement of Merger, together with the required officers' certificates, with the Office of the Secretary of State of the State of California, which time is referred to herein as the “Effective Time.”

2. Conversion of Shares.

(a) At the Effective Time, each share of common stock, no par value, of the Merging Corporation issued and outstanding immediately prior to the Effective Time, will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation; and

(b) At the Effective Time, each issued and outstanding share of common stock, par value $0.001 per share, of Surviving Corporation shall be converted into 1.0812286 shares of common stock, par value $0.001 per share, of Parent (“Parent Common Stock”).

3.    Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take such actions as necessary or desirable to evidence or carry out the Merger.

4. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same document.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Merger to be signed by their respective officers thereunto duly authorized as of this 22nd day of August, 2011.

“SURVIVING CORPORATION”

SAVEDAILY.COM, INC.

By: /s/ Jeff Mahony
Jeff Mahony, Chief Executive Officer

By: /s/ Ken Carroll
Ken Carroll, Secretary

“MERGING CORPORATION”

SD ACQUISITION SUB INC.

By: /s/ Damon Deru
Damon Deru, Chief Executive Officer

By: /s/ Damon Deru
Damon Deru, Secretary

“PARENT”

NINE MILE SOFTWARE, INC.

By: /s/ Damon Deru
Damon Deru, Chief Executive Officer

By: /s/ Damon Deru
Damon Deru, Secretary